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                                                                   EXHIBIT 10.63

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 23rd day of November, 1998, by and among OLD DOMINION ELECTRIC COOPERATIVE, a generation and transmission electric cooperative organized under the laws of the Commonwealth of Virginia ("Old Dominion"), and VIRGINIA, MARYLAND AND DELAWARE ASSOCIATION OF ELECTRIC COOPERATIVES, a non-stock corporation organized under the laws of the Commonwealth of Virginia ("the Association") (collectively, the "Employer"), and Jackson E. Reasor, Jr. (the "Executive").

         In consideration of the mutual covenants contained herein, Employer and Executive agree as follows:

         1. Employment.  Employer  agrees to employ  Executive and Executive
            ----------
agrees to continue in the employ of Employer on the terms and conditions hereinafter set forth.

         2. Capacity. Executive shall serve Employer as President and Chief
            --------
Executive Officer of Old Dominion and the Association, with such powers and duties as may be prescribed from time to time by Employer, which duties shall include, without limitation, strategic and long range planning for, and oversight of the day to day operations of, Employer. Executive's continued employment with Employer is conditioned upon performance and results as set forth herein.

         3. Effective Date and Term. The commencement date of this Agreement
            -----------------------
shall be as of November 23, 1998 (the "Commencement Date"). Subject to the provisions of Section 6, the term of Executive's employment hereunder shall be for three (3) years from the Commencement Date, and shall be automatically extended for an additional one year period unless either the Executive or the Employer gives written notice 30 days prior the Expiration Date of such party's election not to extend the terms of this Agreement. Such three year period, as extended shall hereafter be referred to as the "Term." The last day of the Term is herein sometimes referred to as the "Expiration Date."

         4. Compensation and Benefits.  The regular compensation and benefits
            -------------------------
payable to Executive under this Agreement shall be as follows:

            (a) Salary. For all services rendered by Executive under this
                ------
Agreement, Employer shall pay Executive a salary at the rate of $200,000 per year. Executive's salary shall be payable bi-weekly, in accordance with Employer's usual

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practice for its officers. Performance reviews shall be conducted after six months, twelve months and then every twelve months thereafter. Salary increases shall be considered at each twelve month anniversary and shall be awarded at the discretion of the Boards of Directors of Employer.

            (b) Regular Benefits. Executive shall also be entitled to
                ----------------
participate in all benefit plans available to employees of Employer, all as more specifically outlined in the Employee Benefits Package (a copy of which has been provided to Executive), including medical insurance, basic life insurance, long-term disability, retirement and security plans, savings plans (401K), business travel accident insurance, exercise club privileges and other benefit plans that may from time to time be approved or in effect for senior executives of Employer. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of Employer and
(iii) the discretion of the Boards of Directors of Employer or the administrative or other committee provided for in or contemplated by such plan. Such benefits shall be subject to review, alteration and/or cancellation in the discretion of the Boards of Directors of Employer, in accordance with the usual practice of Employer with respect to review of benefits for its officers.

            (c) Bonus Availability. Executive shall have the opportunity to earn
                ------------------
a bonus of up to $35,000 for the first year of the Term contingent upon Executive's performance in three separate categories. These categories, as well as, the percentage of available bonus assigned to each category are set forth on attached Exhibit A. The amount of available bonus and the categories of performance for the second and third years of the Term shall be set by the Boards of Directors of Employer.

            (d) Relocation Benefits. In connection with the relocation of
                -------------------
Executive's principal residence from Bluefield to Richmond, Virginia, Employer shall reimburse Executive for normal and reasonable temporary living expenses up to $2,000 per month from December, 1998 through May, 1999. Employer shall also reimburse Executive for normal and reasonable moving expenses up to $10,000 incurred by Executive in moving his family and property from Bluefield to Richmond, Virginia.

            (e) Business Expenses. Employer shall reimburse Executive for all
                -----------------
reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by Employer.

            (f) Vacation and Sick Leave. Executive shall be entitled to four (4)
                -----------------------
weeks of vacation during each calendar year commencing January 1, 1999. Executive shall enter the Employer's standard vacation policy as a sixteen (16) year

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employee. Executive's sick leave accrual shall follow the standard sick leave policy except that he shall have ten days posted on his first day of employment.

            (g) Automobile. Employer shall provide Executive, for his personal
                ----------
use, a new, American-made sedan at a cost not-to exceed $25,000. Replacement of the vehicle during the Term of the Agreement shall be at the discretion of the Boards of Directors of Employer. "Personal use" excludes all non-business use by individuals other than Executive except in the case of an emergency. Such personal use of the vehicle shall be permitted (i) for trips to and from Bluefield, Virginia, during the six (6) months transition period for relocation of Executive's family and (ii) in and around the greater Richmond area at all other times. Executive shall be responsible for paying the tax on income attributable to the provision of such vehicle.

         5. Extent of Service. During his employment hereunder, Executive shall,
            -----------------
subject to the discretion and supervision of the Boards of Directors of Employer, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of Employer's interest and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Boards of Directors of Employer. "Business Activity" shall not include Executive's investment or ownership in publicly held corporations or entities whose securities are tracked on recognized national or regional stock exchanges; provided such investment or ownership is at all times during the term of this agreement less than 5% of the outstanding shares of said corporation or entity.

         6. Termination and Termination of Benefits.
            ---------------------------------------

            Notwithstanding the provisions of Section 3, Executive's employment hereunder shall terminate under the following circumstances and shall be subject to the following provisions:

            (a) Death. In the event of Executive's death during Executive's
                -----
employment hereunder, Executive's employment shall terminate on the date of his death without further liability of the part of the Employer under this Agreement.

            (b) Termination by Employer for Cause. Executive's employment
                ---------------------------------
hereunder may be terminated without further liability on the part of Employer effective immediately by a majority vote of the Boards of Directors of Employer for Cause by written notice to Executive setting forth in reasonable detail the nature of such Cause. Only the following shall constitute "Cause" for such termination:

                        (i) gross incompetence, insubordination, gross
            negligence, willful misconduct in office or breach of a material fiduciary duty, which includes a

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breach of confidentiality as defined in Section 8(b), owed to Employer or any subsidiary or affiliate thereof;

                (ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against Employer or any subsidiary or affiliate thereof;

                (iii) Executive's material failure to perform a substantial portion of his duties and responsibilities hereunder; but only after Employer provides Executive written notice of such failure and gives him thirty (30) days to remedy the situation.

                (iv) deliberate dishonesty of Executive with respect to Employer or any subsidiary or affiliate thereof.

            (c) Termination by Executive. Executive may terminate his employment
                ------------------------
hereunder with or without Good Reason (as defined below) by written notice to the Boards of Directors of Employer effective 30 days after receipt of such notice by the Boards of Directors. In the event that Executive terminates his employment hereunder for Good Reason, Executive shall be entitled to the salary specified in Section 6(e). Executive shall not be required to render any further services to Employer. Upon termination of employment by Executive without Good Reason, Executive shall be entitled to no further compensation under this Agreement. "Good Reason" shall be the failure by Employer to comply with the provisions of Section 4(a) or material breach by Employer of any other provision of this Agreement, which failure or breach shall continue for more than 30 days after the date on which the Boards of Directors of Employer receives such notice.

            (d) Termination by Employer Without Cause. Executive's employment
                -------------------------------------
with Employer may be terminated without Cause by a majority of each of the Boards of Directors of Employer, effective immediately upon delivery of written notice of such termination to Executive.

            (e) Certain Termination Payments. In the event of termination of
                ----------------------------
Executive's employment hereunder by Employer without Cause or by Executive with Good Reason, Executive shall be entitled to the following:

                (i) For and during the one-year period immediately following the date of termination, Employer shall continue to pay Executive a salary at the rate in effect on the date of termination. Payment of such salary shall be made on the same periodic dates as salary payments would have been made to Executive had he not been terminated. Employer shall also provide medical insurance to Executive for this one year period on the same basis as if Executive were still employed, except that Employer's obligation to provide such medical insurance shall

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cease if Executive becomes eligible for such coverage by virtue of his employment with another Company or entity.

                (ii) In the event that Executive becomes employed in any capacity during the one-year period immediately following the date of termination, employer's obligation to pay Executive's salary pursuant to Section 6(e)(i) hereof shall be reduced by the amount of Executive's compensation at his new employer.

            (f) Expiration Payments. In the event the Executive's employment is
                -------------------
not continued with Employer beyond the Expiration Date on mutually agreeable terms and conditions, the Employer shall continue to pay Executive a salary at the rate in effect at the Expiration Date for a period of six months on the same periodic dates as salary payments would have been made to Executive had his employment continued. The provisions set forth in Section 6(e)(ii) also apply to the six-month post-expiration period.

            (g) Litigation and Regulatory Cooperation. Executive shall cooperate
                -------------------------------------
fully with Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Employer that relate to events or occurrences that transpired while Executive was employed by Employer. Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Employer at mutually convenient times. Executive shall also cooperate fully with Employer in connection with any examination or review of any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired when Executive was employed by Employer. If such cooperation is required after Executive ceases to be employed by Employer, Employer shall pay Executive for such cooperation a fee of seventy-five dollars ($75) per hour, payable monthly in arrears, and will reimburse Executive for any reasonable out-of-pocket expenses incurred in connection therewith.

         7. Disability. If, due to physical or mental illness, Executive shall
            ----------
be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, which disability lasts for an uninterrupted period of at least 180 days or a total of at least 240 days in any calendar year (as determined by the opinion of an independent physician selected by the Boards of Directors of the Company), Employer, acting though its Boards of Directors, may designate another executive to act in his place without further liability under this Agreement except for those continuing obligations imposed upon Employer pursuant to its long-term disability plan.

         8. Noncompetition and Confidential Information.
            -------------------------------------------

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            (a) Noncompetition. During a period of one year following the date
                --------------
of termination of Executive's employment with Employer occasioned by a failure to extend employment beyond the Expiration Date or termination by Employer for Cause pursuant to Section 6(b) hereof, or by Executive in the event that such termination is not for Good Reason, Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or though any Person (as defined in Section 10), compete in Delaware, Maryland or Virginia or any other state contiguous to Virginia during the period in which this covenant of noncompetition is in effect, with Employer's business of marketing and provision of electricity and electrical services or any other business conducted by Employer during the period of Executive's employment hereunder, nor will he attempt to hire any employee of Employer, assist in such hiring by any other Person, or solicit or encourage any customer of Employer to terminate its relationship with Employer or to conduct with any other Person any business or activity that such customer conducts or could conduct with Employer.

            (b) Confidential Information. Executive agrees and acknowledges
                ------------------------
that, by reason of his employment by and service to Employer, he will have access to confidential information of Employer (and its affiliates, vendors, customers, and others having business dealings with it) including, without limitation, information and knowledge pertaining to products, sales and profit figures, customer and client lists and information related to relationships between Employer and its affiliates, customers, vendors, and others having business dealings with it (collectively, the "Confidential Information"). Executive acknowledges that the Confidential Information is a valuable and unique asset of Employer (and its affiliates, vendors, customers, and others having business dealings with it) and covenants that, both during and after the term of his employment by Employer, he will not disclose any Confidential Information to any person or use any Confidential Information (except as his duties as an employee of Employer may require) without the prior written authorization of the Boards of Directors of Employer. Executive further agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, program listings or other written, photographic, or other tangible materials containing Confidential Information, whether created by Executive or others, that shall come into his custody or possession, shall be delivered to Employer, upon the earlier of (i) a request by Employer or (ii) termination of Executive's employment. After such delivery, Executive shall not retain any such records or copies thereof or any such tangible property. The obligation of confidentiality imposed by this Section shall not apply to information that is required by law, regulation or judicial or governmental authorities to be disclosed or that otherwise becomes part of the public domain by means other than Executive's non-observance of his obligations hereunder.

            (c) Rights and Remedies Upon Breach. If Executive breaches, or
                -------------------------------
threatens to commit a breach of, any of provisions of Section 8 hereof (collectively,

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the "Restrictive Covenants"), Employer shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to Employer under law or in equity:

                (i) Specific Performance. Executive recognizes and agrees that
                    --------------------
the violation of the Restrictive Covenants may not be reasonably or adequately compensated in damages and that, in addition to any other relief to which Employer may be entitled by reason of such violation, it shall also be entitled to injunctive and equitable relief and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection herewith. If any dispute arises with respect to this Section 8, without limiting in any way any other rights or remedies to which Employer may be entitled, Executive agrees that the Restrictive Covenants shall be enforceable by a decree of specific performance.

                (ii) Accounting. Employer shall have the right and remedy to
                     ----------
require Executive to account for any pay over to Employer all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Executive as a result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay overall such Benefits to the Company.

            (d) Severability of Covenants. If any of the Restrictive Covenants,
                -------------------------
or any part thereof, or any of the other provisions of this Section 8 is held by a court of competent jurisdiction or any other governmental authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants or such other provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to Employer, to the fullest extent permitted by applicable law, the benefits intended by such provisions.

            (e) Definition and Survival. For purposes of this Section 8 only,
                -----------------------
the term "Employer" shall mean Old Dominion and the Association, and any subsidiary and affiliate of the Old Dominion and the Association. All provisions of this Section 8 shall survive termination of this Agreement.

         9. Conflicting Agreements. Executive hereby represents and warrants
            ----------------------
that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder.

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         10. Definition of "Person". For all purposes of this Agreement, the
             ---------------------
term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

         11. Withholding. All payments made by Employer under this Agreement
             -----------
shall be net of any tax or other amounts required to be withheld by Employer under applicable law.

         12. Assignment; Successors and Assigns, etc. Neither Employer nor
             ---------------------------------------
Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that Employer may assign its rights under this Agreement without the consent of Executive in the event that Employer shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon Employer and Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of Executive's death prior to the completion by Employer of all payments due him under this Agreement, Employer shall continue such payments to Executive's beneficiary designated in writing to Employer prior to his death (or to his estate, if he fails to make such designation).

         13. Enforceability. If any portion or provision of this Agreement shall
             --------------
to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. Waiver. No waiver of any provision hereof shall be effective unless
             ------
made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         15. Notices. Any notices, requests, demands and other communications
             -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to Executive at the last address Executive has filed in writing with Employer or, in the case of

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Employer, at the main offices of the Old Dominion or the Association, to the attention of the Board of Directors.

          16. Amendment. This Agreement may be amended or modified only by a
              ---------
written instrument signed by Executive and by a duly authorized representative of Employer.

          17. Governing Law. This is a Virginia contract and shall be
              -------------
construed under and be governed in all respects by the laws of the Commonwealth of Virginia, without regard to its conflict of laws provisions.

          18. Entire Agreement. This Agreement constitutes the entire
              ----------------
understanding among the parties, superseding any previous understandings, oral or written, pertaining to the subject matter contained herein. No party has relied or will rely upon any oral or other written representation or oral or written information made or given to such party by any other party, representative of such party or anyone acting on its behalf.

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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by Employer, by its duly authorized officers, and by Executive, as of the date first above written.

                                      OLD DOMINION ELECTRIC COOPERATIVE

                                      By: /s/ Cecil E. Viverette
                                          -------------------------------------
                                                        Cecil E. Viverette, Jr.
                                      Title: Chairman of the Board

                                      Date: 2/26/99
                                            -----------------------------------

                                      VIRGINIA, MARYLAND AND DELAWARE
                                      ASSOCIATION OF ELECTRIC OPERATIVES

                                      By: /s/ Frank W. Bacon
                                          -------------------------------------
                                                   Frank W. Bacon

                                      Title: Chairman of the Board

                                      Date: 2/28/99
                                            -----------------------------------

                                      /s/ Jackson E. Reasor, Jr.
                                      -----------------------------------------
                                                Jackson E. Reasor, Jr.

                                      Date: 2/11/99
                                            -----------------------------------

                                      Address: 620 Summit St.
                                               --------------------------------

                                      Bluefield, VA 24605
                                      -----------------------------------------

                                      -----------------------------------------

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                                    Exhibit A
                               Bonus Availability

         The Agreement provides the Executive an opportunity to earn up to a $35,000 bonus for the first year of the Term by achieving the objectives set forth below. The percentages establish the portion of the available bonus which may be earned for each category. The bonus scale in each category shall range from 0 to 10. A rating of 10 would provide the full bonus in that category. Ratings shall be awarded by the Boards of Directors of Employer.

1.       Legislation - based on success in General Assembly                  25%
         --------------------------------------------------

         A.       Proposed Co-op Legislation (develop legislation).

         B.       Success in defeating legislation harmful to co-ops.


2.       Cost of Purchase Power                                              50%
         ----------------------

         Provide a leadership role in reducing cost of controllable expenses which would result in a reduction to members' cost of power. The reduction in members' rates must be beyond the future reductions which have been identified in the stranded cost reduction strategy.

         A.       Reduction in cost of power through contracts.

         B. Reduction in cost of ODEC owned generation cost. Excluding fuel cost.

         C. Success at stranded cost reduction through the existing plan, or modified version thereof.


3.       Develop Strategy for Survival after Deregulation                    25%
         ------------------------------------------------

         A.       Develop 5 and 10-year strategies.

         B. Demonstrate ability to bring co-ops together to work as one, and build consensus on difficult issues.

         C. Introduction of new services and products consistent with the long range plan.